================================================================================

                          PECO ENERGY TRANSITION TRUST,

                                     Issuer

                                       and


                              THE BANK OF NEW YORK,

                                  Bond Trustee



                         ------------------------------


                                SERIES SUPPLEMENT

                              Dated as of [ ], 2000


                         ------------------------------



================================================================================

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 -----
SECTION 1.  Definitions.............................................................2
SECTION 2.  Designation; Series Issuance Dates......................................4
SECTION 3.  Initial Principal Amount; Bond Rate; Expected
             Final Payment Date; Series Termination Date; Class
             Termination Dates......................................................4
SECTION 4.  Payment Dates; Expected Amortization Schedule
             for Principal; Interest; Overcollateralization
             Amount; Monthly Allocated Balances.....................................5
SECTION 5.  Authorized Initial Denominations........................................6
SECTION 6.  Redemption..............................................................6
SECTION 7.  Credit Enhancement......................................................7
SECTION 8.  Amendments to Indenture.................................................7
SECTION 9.  Delivery and Payment for the Series 1999-A
             Transition Bonds; Form of the Series 1999-A
             Transition Bonds.......................................................8
SECTION 10. Confirmation of Indenture...............................................8
SECTION 11. Counterparts............................................................8
SECTION 12. Governing Law...........................................................8
SECTION 13. Issuer Obligation.......................................................9



Schedule A    Expected Amortization Schedule
Schedule B    Monthly Allocated Balances

Exhibit A     Form of Transition Bond


                         SERIES SUPPLEMENT dated as of [ ], 2000 (this
                    "Supplement"), by and between PECO ENERGY TRANSITION TRUST, a Delaware statutory business trust (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation (the "Bond Trustee"), as Bond Trustee under the Indenture dated as of March 1, 1999, between the Issuer and the Bond Trustee (the "Indenture").


                              PRELIMINARY STATEMENT

     Section 9.01 of the Indenture provides, among other things, that the Issuer and the Bond Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Transition Bonds and specifying the terms thereof and for modifying certain provisions of the Indenture. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Transition Bonds with an initial aggregate principal amount of $[ ] to be known as the Issuer's Transition Bonds, Series [ ] (the "Series [ ] Transition Bonds"). All acts and all things necessary to make the Series [ ] Transition Bonds, when duly executed by the Issuer and authenticated by the Bond Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Bond Trustee are executing and delivering this Supplement in order to provide for the Series [ ] Transition Bonds and to modify certain provisions of the Indenture in connection therewith.

     In order to secure the payment of principal of and interest on the Series
[ ] Transition Bonds issued and to be issued under the Indenture and/or any Series Supplement, the Issuer hereby Grants to the Bond Trustee as trustee for the benefit of the Holders of the Transition Bonds from time to time issued and outstanding, all of the Issuer's right, title and interest in and to (a) the Intangible Transition Property transferred by the Seller to the Issuer from time to time pursuant to the Sale Agreement and all proceeds thereof, (b) the Sale Agreement except for Section 5.01 thereof solely to the extent such Section provides for indemnification of the Issuer, (c) all Bills of Sale delivered by the Seller pursuant to the Sale Agreement,

(d) the Servicing Agreement except for Section 5.02(b) thereof solely to the extent such Section provides for indemnification of the Issuer, (e) the Collection Account and all amounts on deposit therein from time to time, (f) all Swap Agreements with respect to the Series [ ] Transition Bonds, (g) all other property of whatever kind owned from time to time by the Issuer including all accounts, accounts receivable and chattel paper, (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (i) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

     To have and to hold in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts (including all fees, expenses, counsel fees and other amounts due and owing to the Bond Trustee) owing in respect of, the Transition Bonds equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in the Indenture or any Series Supplement and to secure performance by the Issuer of all of the Issuer's obligations under the Indenture and all Series Supplements with respect to the Transition Bonds, all as provided in the Indenture.

     The Bond Trustee, as trustee on behalf of the Holders of the Transition Bonds, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and this Supplement.

     SECTION 1. Definitions. (a) Article One of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the Transition Bonds of a particular Series, be as defined in Article One but with such additional provisions as are specified in the related Series Supplement. With respect to the Series [ ] Transition Bonds, the following definitions shall apply:

     "Adjustment Date" shall mean initially each August 12th, until [ ] and on such date and thereafter, the [ ]th day of each month.

     "Authorized Initial Denominations" shall mean $1,000 and integral multiples thereof.

     "Bond Rate" has the meaning set forth in Section 3 of this Supplement.

     "Calculation Date" means initially each May 14th, until [ ] and on such date and thereafter the [ ]th day of each month.

     "Class Termination Date" means, with respect to any Class of the Series [ ] Transition Bonds, the termination date therefor, as specified in Section 3 of this Supplement.

     "Expected Amortization Schedule" means Schedule A to this Supplement.

     "Expected Final Payment Date" means, with respect to any Class of the Series [ ] Transition Bonds, the expected final payment date therefor, as specified in Section 3 of this Supplement.

     "Interest Accrual Period" means, with respect to any Payment Date, the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Series Issuance Date) to and excluding such Payment Date.

     "Monthly Allocated Interest Balance" has the meaning set forth in Section 4(e) of this Supplement.

     "Monthly Allocated Principal Balance" has the meaning set forth in Section 4(e) of this Supplement.

     "Overcollateralization Amount" has the meaning set forth in Section 4(e) of this Supplement.

     "Payment Date" has the meaning set forth in Section 4(a) of this Supplement.

     "Record Date" shall mean, with respect to any Payment Date, the close of business on the day prior to such Payment Date.

     "Series Issuance Date" has the meaning set forth in Section 2(b) of this Supplement.

     "Series Termination Date" has the meaning set forth in Section 3 of this Supplement.

     "Servicing Fee Rate" shall mean 0.25% per annum so long as ITC Charges are included in electric bills otherwise sent to Customers or, if ITC Charges are not included in such bills, 1.50% per annum.

     (b) All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

     SECTION 2. Designation; Series Issuance Dates. (a) Designation. The Series
[ ] Transition Bonds shall be designated generally as the Issuer's Transition Bonds, Series [ ] and further denominated as Classes A-1 through A-[4].

     (b) Series Issuance Date. The Series [ ] Transition Bonds that are authenticated and delivered by the Bond Trustee to or upon the order of the Issuer on [ ], 2000 (the "Series Issuance Date") shall have as their date of authentication [ ], 2000. Each other Series [ ] Transition Bond shall be dated the date of its authentication.

     SECTION 3. Initial Principal Amount; Bond Rate; Expected Final Payment Date; Series Termination Date; Class Termination Dates. The Transition Bonds of each Class of the Series [ ] Transition Bonds shall have the initial principal amounts, bear interest at the rates per annum and shall have Expected Final Payment Dates and Class Termination Dates as set forth below:

             Initial
            Principal              Bond                  Expected Final                  Class
Class         Amount               Rate                   Payment Date              Termination Date
-----       ---------              ----                  --------------             ----------------
A-1
A-2
A-3
A-4


     The Bond Rate for each Class shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 4. Payment Dates; Expected Amortization Schedule for Principal; Interest; Overcollateralization Amount; Monthly Allocated Balances. (a) Payment Dates. The Payment Dates for each Class of the Series [ ] Transition Bonds are March 1 and September 1 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on [ , 2000] and continuing until the earlier of repayment of such Class in full and the applicable Class Termination Date.

     (b) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing and the unpaid principal amount of all Series of Transition Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date, the Bond Trustee shall distribute to the Series [ ] Transition Bondholders of record as of the related Record Date amounts payable in respect of the Series [ ] Transition Bonds pursuant to Section 8.02(e) of the Indenture as principal, in accordance with the Expected Amortization Schedule. Available funds in the Series __ Subaccount will be allocated in a sequential manner, to the extent funds are available, as follows: (1) to the holders of the Series __ Transition Bonds, Class A-1, until this Class is retired in full, (2) to the holders of the Series
__ Transition Bonds, Class A-2, until this Class is retired in full, (3) to the holders of the Series __ Transition Bonds, Class A-3, until this Class is retired in full, and (4) to the holders of the Series __ Transition Bonds, Class A-4, until this Class is retired in full. Other than in the event of an acceleration of payments following an Event of Default or a redemption, in no event shall a principal payment pursuant to this Section 4(b) on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Series [ ] Transition Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Class and Payment Date. In the event of an acceleration of payments following an Event of Default on the Series __ Transition Bonds, principal payments on each Class of Series __ Transition Bonds will be made on a pro rata basis based on the respective Outstanding Amount of each Class as of the prior Payment Date.

     (c) Interest. Interest will be payable on each Class of the Series [ ] Transition Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Rate and (ii) the Outstanding

Amount of the related Class of Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the holders of the related Class of Series [ ] Transition Bonds on such preceding Payment Date; and provided, further, that with respect to the initial Payment Date or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date.

     (d) Overcollateralization Amount. The Overcollateralization Amount for the Series [ ] Transition Bonds shall be $[ ].

     (e) Monthly Allocated Balances. The Monthly Allocated Interest Balance and Monthly Allocated Principal Balance for any Monthly Allocation Date and the Series [ ] Transition Bonds shall be as set forth in Schedule B hereto.

     Not later than each Schedule Revision Date, the Issuer shall deliver to the Bond Trustee replacement Schedules A and B hereto, adjusted to reflect the event giving rise to such Schedule Revision Date and setting forth the Expected Amortization Schedule for each Payment Date and the Monthly Allocated Interest Balance and Monthly Allocated Principal Balance for each Monthly Allocation Date; provided, however, that no such replacement schedules shall be required if the event giving rise to such Schedule Revision Date is a redemption of the Series [ ] Transition Bonds in whole.

     SECTION 5. Authorized Initial Denominations. The Series [ ] Transition Bonds shall be issuable in the Authorized Initial Denominations.

     SECTION 6. Redemption. (a) Mandatory Redemption. The Series [ ] Transition Bonds shall not be subject to mandatory redemption except as provided in Section
10.02 of the Indenture in the event that the Issuer receives Liquidated Damages. If the Issuer receives Liquidated Damages from the Seller as a result of a breach of a representation and warranty under the Sale Agreement which relates to one of the Qualified Rate Orders, but not both of the Qualified Rate Orders, then (i) only the Affected Transition Bonds will be redeemed and (ii) the Redemption Price shall be equal to the then outstanding principal amount of the Affected Transition Bonds as of the Liquidated Damages Redemption Date plus accrued interest to such Redemption Date.

     (b) Optional Redemption. The Series [ ] Transition Bonds shall not be subject to optional redemption by the Issuer except that the Series [ ] Transition Bonds may be redeemed in whole at a Redemption Price equal to the principal amount thereof plus interest at the applicable Bond Rate accrued to the Redemption Date on any Payment Date on which the Outstanding Amount thereof (after giving effect to payments that would otherwise be made on such Payment
Date) has been reduced to less than 5% of the initial principal balance thereof.

     SECTION 7. Credit Enhancement. No credit enhancement (other than the Overcollateralization Amount) is provided for the Series [ ] Transition Bonds.

     SECTION 8. Amendments to Indenture. In connection with the issuance of the Series [ ] Transition Bonds, the Indenture shall be amended as follows:

     (a) Section 1.01(a) of the Indenture shall be amended by (i) amending the definition of "Liquidated Damages" by deleting the phrase "5.01(c)(ii) or" in the second line thereof; (ii) amending the definition of "Liquidated Damages Redemption Date" by adding the word "Affected" after the phrase "for the redemption of" in the second line thereof; (iii) amending the definition of "Sale Agreement" by replacing the phrase "Intangible Transition Property Sale Agreement dated as of March 25, 1999" with the phrase "Amended and Restated Intangible Transition Property Sale Agreement dated as of [ ], 2000"; and (iv) amending the definition of "Servicing Agreement" by replacing the phrase "Master Servicing Agreement dated as of March 25, 1999" with the phrase "Amended and Restated Master Servicing Agreement dated as of [ ], 2000".

     (b) Section 1.01(b) of the Indenture shall be amended by (i) adding the term "Affected Transition Bonds" in proper alphabetical order and (ii) replacing the term "Qualified Rate Order" with the term "Qualified Rate Orders".

     (c) Section 3.10(vi) of the Indenture shall be amended by replacing the term "Qualified Rate Order" with the term "Qualified Rate Orders" in each of the second line and third line thereof.

     (d) Section 8.02(f) of the Indenture shall be amended by (i) adding the following phrase at the end of clause (iv) thereof: "provided that if the Issuer receives Liquidated Damages from the Seller as a result of a breach of a representation and warranty under the Sale Agreement which relates to one of the Qualified Rate Orders, but not both of the Qualified Rate Orders, then only the Redemption Price and accrued interest for the Affected Transition Bonds shall be paid to Transition Bondholders of such Series, and any amounts due to any Counterparty pursuant to a Swap Agreement entered into in connection with the issuance of the Affected Transition Bonds shall be paid to such Counterparty;" and (ii) adding the following phrase at the end of clause (vi) thereof: "provided that if the Issuer receives Liquidated Damages from the Seller as a result of a breach of a representation and warranty under the Sale Agreement which relates to one of the Qualified Rate Orders, but not both of the Qualified Rate Orders, then the balance, if any, will remain in the Collection Account".

     (e) Section 10.02(a) of the Indenture shall be amended by adding the following phrase at the end of clause (ii) thereof: "; provided that if the Issuer receives Liquidated Damages from the Seller as a result of a breach of a representation and warranty under the Sale Agreement which relates to one of the Qualified Rate Orders, but not both of the Qualified Rate Orders, then (1) only the Affected Transition Bonds will be redeemed and (2) the Redemption Price shall be equal to the then outstanding principal amount of the Affected Transition Bonds as of the Liquidated Damages Redemption Date plus accrued interest to such Redemption Date".

     SECTION 9. Delivery and Payment for the Series [ ] Transition Bonds; Form of the Series [ ] Transition Bonds. The Bond Trustee shall deliver the Series
[ ] Transition Bonds to the Issuer when authenticated in accordance with Section
2.02 of the Indenture. The Series [ ] Transition Bonds of each Class shall be in the form of Exhibits A-1 through A-[4] hereto.

     SECTION 10. Confirmation of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

     SECTION 11. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 12. Governing Law. This Supplement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 13. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Bond Trustee on the Transition Bonds or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Bond Trustee, any holder of a beneficial interest in the Issuer or the Bond Trustee or of any successor or assign of the Bond Trustee, except as any such Person may have expressly agreed (it being understood that none of the Bond Trustee's obligations are in its individual capacity).

     IN WITNESS WHEREOF, the Issuer and the Bond Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.



                                     PECO ENERGY TRANSITION TRUST,

                                     by First Union Trust Company,
                                        National Association, not in
                                        its individual capacity but
                                        solely as Issuer Trustee,
                                        Delaware Trustee and
                                        Independent Trustee

                                       by
                                           ---------------------------
                                           Name:
                                           Title:


                                      THE BANK OF NEW YORK, not in
                                      its individual capacity but
                                      solely as Bond Trustee on
                                      behalf of the Transition
                                      Bondholders,

                                       by
                                           ----------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE A


                         Expected Amortization Schedule


                          Outstanding Principal Balance


Payment Date                Class A-1          Class A-2       Class A-3        Class A-4          Series 1999-A
----------------------      ---------          ---------       ---------        ---------          -------------
Series Issuance Date..
September 1, 2000.....
March 1, 2001.........
September 1, 2001.....
March 1, 2002.........
September 1, 2002.....
March 1, 2003.........
September 1, 2003.....
March 1, 2004.........
September 1, 2004.....
March 1, 2005.........
September 1, 2005.....
March 1, 2006.........
September 1, 2006.....
March 1, 2007.........
September 1, 2007.....
March 1, 2008.........
September 1, 2008.....
March 1, 2009.........
September 1, 2009.....


                                                                      SCHEDULE B



                           Monthly Allocated Balances

                                                   Monthly Allocated                          Monthly Allocated
Monthly Allocation Date                            Interest Balance                           Principal Balance
--------------------------------------             -----------------                          -----------------
May 1, 2000...........................
June 1, 2000..........................
July 1, 2000..........................
August 1, 2000........................
September 1, 2000.....................
October 1, 2000.......................
November 1, 2000......................
December 1, 2000......................
January 1, 2001.......................
February 1, 2001......................
March 1, 2001.........................
April 1, 2001.........................
May 1, 2001...........................
June 1, 2001..........................
July 1, 2001..........................
August 1, 2001........................
September 1, 2001.....................
October 1, 2001.......................
November 1, 2001......................
December 1, 2001......................
January 1, 2002.......................
February 1, 2002......................
March 1, 2002.........................
April 1, 2002.........................
May 1, 2002...........................
June 1, 2002..........................
July 1, 2002..........................
August 1, 2002........................
September 1, 2002.....................
October 1, 2002.......................
November 1, 2002......................
December 1, 2002......................
January 1, 2003.......................
February 1, 2003......................
March 1, 2003.........................
April 1, 2003.........................
May 1, 2003...........................
June 1, 2003..........................
July 1, 2003..........................
August 1, 2003........................
September 1, 2003.....................
October 1, 2003.......................
November 1, 2003......................
December 1, 2003......................
January 1, 2004.......................
February 1, 2004......................
March 1, 2004.........................
April 1, 2004.........................
May 1, 2004...........................
June 1, 2004..........................
July 1, 2004..........................
August 1, 2004........................


                                                   Monthly Allocated                          Monthly Allocated
Monthly Allocation Date                            Interest Balance                           Principal Balance
--------------------------------------             -----------------                          -----------------
September 1, 2004.....................
October 1, 2004.......................
November 1, 2004......................
December 1, 2004......................
January 1, 2005.......................
February 1, 2005......................
March 1, 2005.........................
April 1, 2005.........................
May 1, 2005...........................
June 1, 2005..........................
July 1, 2005..........................
August 1, 2005........................
September 1, 2005.....................
October 1, 2005.......................
November 1, 2005......................
December 1, 2005......................
January 1, 2006.......................
February 1, 2006......................
March 1, 2006.........................
April 1, 2006.........................
May 1, 2006...........................
June 1, 2006..........................
July 1, 2006..........................
August 1, 2006........................
September 1, 2006.....................
October 1, 2006.......................
November 1, 2006......................
December 1, 2006......................
January 1, 2007.......................
February 1, 2007......................
March 1, 2007.........................
April 1, 2007.........................
May 1, 2007...........................
June 1, 2007..........................
July 1, 2007..........................
August 1, 2007........................
September 1, 2007.....................
October 1, 2007.......................
November 1, 2007......................
December 1, 2007......................
January 1, 2008.......................
February 1, 2008......................
March 1, 2008.........................
April 1, 2008.........................
May 1, 2008...........................
June 1, 2008..........................
July 1, 2008..........................
August 1, 2008........................
September 1, 2008.....................
October 1, 2008.......................
November 1, 2008......................


                                                   Monthly Allocated                          Monthly Allocated
Monthly Allocation Date                            Interest Balance                           Principal Balance
--------------------------------------             -----------------                          -----------------
December 1, 2008......................
January 1, 2009.......................
February 1, 2009......................
March 1, 2009.........................
April 1, 2009.........................
May 1, 2009...........................
June 1, 2009..........................
July 1, 2009..........................
August 1, 2009........................
September 1, 2009.....................
October 1, 2009.......................
November 1, 2009......................
December 1, 2009......................
[                          ]..........


                                                                       EXHIBIT A


                             Form of Transition Bond

                                [To be provided]